Summary Information
Employee:  __________________
Location: ___________________
Date of Grant:  _______________
Plan:  2007 Equity Incentive Plan (formerly 1998 Plan)
Total No. Shares subject to grant:  _____
Vesting: _____ Shares vest on ______

ICO, INC.
2007 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT
(Time Vesting)

THIS RESTRICTED STOCK AGREEMENT (“Agreement”) is made as of the __ day of ________, 20__ (“Date of Grant”), between ICO, Inc., a Texas corporation (the “Company”), and __________________ (“Employee”).

RECITALS:

The Company has adopted the ICO Inc. 2007 Equity Incentive Plan (the “Plan”), a copy of which is attached hereto as Exhibit A, and all of the terms and provisions of which are incorporated herein by reference and made a part hereof. All capitalized terms used but not defined in this Agreement have the meanings set forth in the Plan.

The Company has determined that it would be in the best interests of the Company and its shareholders to make the grant of stock provided for herein to the Employee to recognize the Employee’s value to the Company via the award of a proprietary interest in the future of the Company.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.
Grant of Restricted Stock. Subject to the terms of this Agreement, the Company hereby grants to the Employee, on the terms and conditions hereinafter set forth, an aggregate of _______________ shares of Common Stock, no par value per share, of the Company (the “Restricted Stock”).

2.             Date of Grant and Vesting.

A.	Date of Grant. The effective date of the grant of Restricted Stock shall be the Date of Grant.

B.
Vesting Date. ___________ (__%) of the shares of Restricted Stock granted to the Employee hereunder, subject to the other terms and conditions set forth herein, shall be vested on the Date of Grant.  An additional __________ (__%) of  the shares of Restricted Stock will be vested on [each subsequent anniversary of the Date of Grant].

C.
Termination of Employment. Except as provided in Section 2.D. below, upon any termination of employment of the Employee, any shares of Restricted Stock that have not vested shall be forfeited to the Company without consideration.

D.
Termination of Employment Due to Death.  In the event that the employment of the Employee terminates because of the death of the Employee, all shares of Restricted Stock granted to the Employee hereunder shall vest immediately upon the date of termination of employment.

3.
Retention of Certificates. All original certificates evidencing shares of Restricted Stock shall be held by the Company for the benefit of the Employee until the transfer of such shares are no longer subject to the restrictions set out in the Plan and this Agreement.

4.
Employment of the Employee. The Employee acknowledges and agrees that neither the issuance of the Restricted Stock to the Employee nor any provision contained herein shall entitle the Employee to remain in the employment of the Company or its affiliates or affect the right of the Company to terminate the Employee’s employment at any time.

5.
Restrictions on Transfer.  The Employee shall not sell, transfer, assign, pledge or otherwise dispose of any interest in any shares of Restricted Stock or his rights under this Agreement before the Vesting Date.  Under no circumstances shall any sale or other transfer of any shares of Restricted Stock be valid unless and until the shares proposed to be sold or transferred are fully vested.

A.
Stop-Transfer Notices. The Employee agrees that to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

B.
Refusal to Transfer. The Company shall not be required (i) to transfer on its books any shares of Restricted Stock that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares shall have been so transferred.

6.	Distributions. The Employee shall receive distributions on the Employee’s shares of Restricted Stock prior to the date such shares have become vested under Section 2 above.

7.
Notices; Deliveries. Any notice or delivery required to be given under the terms of this Agreement shall be addressed to the Company at its principal office, and any notice or delivery to be given to the Employee shall be addressed to him or her at the address given by him or her beneath his or her signature hereto or such other address as either party hereto may hereafter designate in writing to the other. Any such notice or delivery shall be deemed to have been duly given when addressed as aforesaid, registered or certified mail, and deposited (postage or registration or certification fee prepaid) in a post office or branch post office regularly maintained by the United States.

8.
Disputes. As a condition of the granting of the Restricted Stock hereby, the Employee and his or her heirs and successors agree that any dispute or disagreement that may arise hereunder shall be determined by the Company’s Board of Directors (or, at the Board of Directors’ election, the Committee that administers the Plan, if any), in its sole discretion and judgment.

9.             Certificates.

A.
The certificate(s) representing the shares of Restricted Stock granted hereby will be stamped or otherwise imprinted with the legend required by the Plan with respect to any applicable restrictions on the sale or transfer of such shares, and the stock transfer records of the Company will reflect stop transfer instructions with respect to such shares. This legend shall be as follows:

THE TRANSFER OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE RESTRICTIONS, TERMS AND CONDITIONS (INCLUDING FORFEITURE, RESTRICTIONS AGAINST TRANSFER, SALE, PLEDGE, OR OTHER DISPOSITION), CONTAINED IN THE 2007 EQUITY INCENTIVE PLAN OF THE CORPORATION AND AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER OF SUCH SHARES AND THE CORPORATION. THIS CERTIFICATE IS TRANSFERABLE ONLY IN COMPLIANCE WITH AND SUBJECT TO THE PROVISIONS OF SUCH PLAN AND AGREEMENT. UPON THE OCCURRENCE OF CERTAIN EVENTS, THIS CERTIFICATE MAY BE CANCELED WITHOUT NOTICE TO THE HOLDER HEREOF IF SUCH HOLDER IS NOT LISTED AS THE REGISTERED HOLDER ON THE BOOKS OF THE CORPORATION. A COPY OF THE PLAN AND AGREEMENT IS ON FILE IN THE OFFICE OF THE SECRETARY OF THE CORPORATION, 1811 BERING DRIVE, SUITE 200, HOUSTON, TEXAS 77057.

B.
The Company shall retain the certificate(s) representing the shares of Restricted Stock granted to the Employee pursuant to this Agreement until such time as the vesting restrictions set forth in Section 2 have lapsed or are removed by the Committee. Within a reasonable time thereafter, the Company will deliver to the Employee a new certificate representing such shares, free of the legend referred to in paragraph (A) above. The issuance of such certificate shall not affect any restrictions upon the transferability of such shares pursuant to applicable law or otherwise.

C.
Any stock certificate(s) representing the shares of Restricted Stock granted hereunder prior to the termination or lapse of the restrictions on vesting and transfer shall reflect the legend referred to in paragraph (A) above which shall remain on such certificate(s) until such time as the vesting and transfer restrictions have terminated or lapsed or are removed by the Committee.

10.	Restricted Stock Subject to Plan. The Restricted Stock granted hereby is subject to the Plan. If a conflict exists between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

11.	Miscellaneous.

A.	The Employee acknowledges that each date on which a portion of the shares of Restricted Stock becomes vested will result in the imposition of income and employment taxes on the Employee.

B.
The Employee hereby agrees that (i) the Company may withhold from the Employee any payment or consideration to be paid to the Employee by the Company, any tax which the Company believes is required to be withheld with respect to any benefit under the Plan or this Restricted Stock Agreement, or, in lieu thereof, to retain, or sell without notice, a sufficient number of shares of stock to cover the amount required to be withheld, and to hold as security for the amount to be withheld any property otherwise distributable to the Employee under the Plan until the amounts required to be withheld have been so withheld; and (ii) the Employee will make appropriate arrangements with the Company for satisfaction of any applicable federal, state or local income tax, withholding requirements or like requirements.  For the purpose of this paragraph, the “Company” refers to Employee’s employer within the ICO, Inc. family of Companies.

C.
If any party to this Agreement so required under this Agreement falls or refuses to comply with the provisions of this Agreement, then in addition to any other remedies provided by law or this Agreement, the party affected thereby may institute and maintain a proceeding to compel the specific performance of this Agreement by the party so defaulting.

D.	This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company.

E.	The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Texas.

F.	This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which collectively shall constitute a single instrument.

G.
If any one or more of the provisions or parts of a provision contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement or any other jurisdiction, but this Agreement shall be reformed and construed in any such jurisdiction as if such invalid or illegal or unenforceable provision or part of a provision had never been contained herein and such provision or part shall be reformed so that it would be valid, legal and enforceable to the maximum extent permitted in such jurisdiction.

H.
Within 30 days after the date of this Agreement, the Employee may make an election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code and the regulations promulgated thereunder.

IN WITNESS WHEREOF, the Company has, as of the date first above written, caused this Agreement to be executed on its behalf by its authorized officer and the Employee has hereunto set his or her hand as of the date first above written.

ICO, INC.

By:

Its:

EMPLOYEE SIGNATURE PAGE
TO RESTRICTED STOCK AGREEMENT

Employee Name:

Signature:

Address:

EXHIBIT A

[Attach 2007 Equity Incentive Plan Document]